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                                                  Exhibit 23







           INDEPENDENT ACCOUNTANTS' CONSENT


The Board of Directors
Commerce Bancshares, Inc.:

We consent to incorporation by reference in Registration Statements No. 33-28294, No. 33-82692, No. 33-8075, No. 33-78344, No. 33-61499 and No. 33-
61501, each on Form S-8 of Commerce Bancshares, Inc. of our report dated January 31, 1996, relating to the consolidated balance sheets of Commerce Bancshares, Inc. and Subsidiaries as of December 31, 1995, 1994 and 1993 and the related statements of income, cash flows and stockholders' equity for the years then ended, which report appears in the December 31, 1995 annual report on Form 10-K of Commerce Bancshares, Inc.



                                  KPMG PEAT MARWICK LLP




Kansas City, Missouri
March 6, 1996